Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Suburban Propane Partners, L.P. of our report dated November 22, 2017 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Suburban Propane Partners, L.P.’s Annual Report on Form 10-K for the year ended September 30, 2017.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Florham Park, NJ

May 16, 2018